Exhibit 10.1

Execution Version

PURCHASE AGREEMENT

PURCHASE AGREEMENT (the “Agreement”), dated as of January 6, 2021, by and between CELYAD ONCOLOGY S.A., a public limited liability company (“naamloze vennootschap”) organized and existing under the laws of the Kingdom of Belgium, having its registered office at rue Edouard Belin 2, 1435 Mont-Saint-Guibert, Belgium and registered with the Register of Legal Entities (LER Nivelles) under the enterprise number 0891.118.115 (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Forty Million Dollars ($40,000,000) of American Depositary Shares of the Company (“ADSs”), each representing one (1) fully paid ordinary share, no nominal value, of the Company (the “Common Shares”). The Common Shares represented by the ADSs issued (the “Underlying Shares”) shall be deposited pursuant to a deposit agreement (the “Deposit Agreement”), dated June 24, 2015, among the Company, Citibank, N.A., as depositary (the “Depositary”) and the Holders and Beneficial Owners of ADSs, with Citibank International Limited, as custodian for the Depositary (the “Custodian”), and further pursuant to which the Depositary shall deliver the ADSs to the Investor. The ADSs to be purchased hereunder (including, without limitation, the ADSs to be purchased on the Commencement Date in the Initial Purchase) are referred to herein as the “Purchase Shares” and defined below.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Accelerated Purchase Date” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the Business Day immediately following the applicable Regular Purchase Date with respect to the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof.

(b) “Accelerated Purchase Minimum Price Threshold” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the minimum per ADS price threshold set forth by the Company (if any) in the applicable Accelerated Purchase Notice.

(c) “Accelerated Purchase Notice” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the number of Purchase Shares specified by the Company therein as the Accelerated Purchase Share Amount to be purchased by the Investor (such specified Accelerated Purchase Share Amount subject to adjustment in accordance with Section 2(b) hereof as necessary to give effect to the Purchase Share amount limitations applicable to such Accelerated Purchase Share Amount as set forth in this Agreement) at the applicable Accelerated Purchase Price on the applicable Accelerated Purchase Date for such Accelerated Purchase.

(d) “Accelerated Purchase Price” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, ninety-seven percent (97%) of the lower of (i) the VWAP for the period beginning at 9:30:01 a.m., Eastern time, on the applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official open (or commencement) of trading on the Principal Market on such applicable Accelerated Purchase Date (the “Accelerated Purchase Commencement Time”), and ending at the earliest of (A) 4:00:00 p.m., Eastern time, on such applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official close of trading on the Principal Market on such applicable Accelerated Purchase Date, (B) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the total number (or volume) of ADSs traded on the Principal Market has exceeded the applicable Accelerated Purchase Share Volume Maximum, and (C) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the Sale Price has fallen below the applicable Accelerated Purchase Minimum Price Threshold (if any) (such earliest of (i)(A), (i)(B) and (i)(C) above, the “Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the ADSs on such applicable Accelerated Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(e) “Accelerated Purchase Share Amount” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in an applicable Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i)(A) of the second sentence of Section 2(b) hereof (such corresponding Regular Purchase being subject to the applicable Regular Purchase Share Limit) and (ii) an amount equal to (A) the Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of ADSs traded on the Principal Market during the period on the applicable Accelerated Purchase Date beginning at the Accelerated Purchase Commencement Time for such Accelerated Purchase and ending at the Accelerated Purchase Termination Time for such Accelerated Purchase; provided, however, that that the parties may mutually agree to increase the Accelerated Purchase Share Amount applicable to any Accelerated Purchase.

(f) “Accelerated Purchase Share Percentage” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, thirty percent (30%).

(g) “Accelerated Purchase Share Volume Maximum” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, a number of ADSs equal to (i) the number of Purchase Shares specified by the Company in the applicable Accelerated Purchase Notice as the Accelerated Purchase Share Amount to be purchased by the Investor in such Accelerated Purchase, divided by (ii) the Accelerated Purchase Share Percentage (to be appropriately adjusted for any applicable reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(h) “Additional Accelerated Purchase Date” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the Business Day (i) that is the Accelerated Purchase Date with respect to the corresponding Accelerated Purchase referred to in clause (i) of the proviso in the second sentence of Section 2(c) hereof and (ii) on which the Investor receives, prior to 1:00 p.m., Eastern time, on such Business Day, a valid Additional Accelerated Purchase Notice for such Additional Accelerated Purchase in accordance with this Agreement.

(i) “Additional Accelerated Purchase Minimum Price Threshold” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the minimum per ADS price threshold (if any) set forth by the Company in the applicable Additional Accelerated Purchase Notice.

(j) “Additional Accelerated Purchase Notice” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the number of Purchase Shares specified by the Company therein as the Additional Accelerated Purchase Share Amount to be purchased by the Investor (such specified Additional Accelerated Purchase Share Amount subject to adjustment in accordance with Section 2(c) hereof as necessary to give effect to the Purchase Share amount limitations applicable to such Additional Accelerated Purchase Share Amount as set forth in this Agreement) at the applicable Additional Accelerated Purchase Price on the applicable Additional Accelerated Purchase Date for such Additional Accelerated Purchase.

(k) “Additional Accelerated Purchase Price” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, ninety-seven percent (97%) of the lower of (i) the VWAP for the period on the applicable Additional Accelerated Purchase Date, beginning at the latest of (A) the applicable Accelerated Purchase Termination Time with respect to the corresponding Accelerated Purchase referred to in clause (i) of the proviso in the second sentence of Section 2(c) hereof on such Additional Accelerated Purchase Date, (B) the applicable Additional Accelerated Purchase Termination Time with respect to the most recently completed prior Additional Accelerated Purchase on such Additional Accelerated Purchase Date, as applicable, and (C) the time at which all Purchase Shares subject to all prior Accelerated Purchases and Additional Accelerated Purchases (as applicable), including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, have theretofore been received by the Investor as DTC Shares in accordance with this Agreement (such latest of (i)(A), (i)(B) and (i)(C) above, the “Additional Accelerated Purchase Commencement Time”), and ending at the earliest of (X) 4:00 p.m., Eastern time, on such Additional Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official close of trading on the Principal Market on such Additional Accelerated Purchase Date, (Y) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that the total number (or volume) of ADSs traded on the Principal Market has exceeded the applicable Additional Accelerated Purchase Share Volume Maximum, and (Z) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that the Sale Price has fallen below the applicable Additional Accelerated Purchase Minimum Price Threshold (if any) (such earliest of (i)(X), (i)(Y) and (i)(Z) above, the “Additional Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the ADSs on such Additional Accelerated Purchase Date (each to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(l) “Additional Accelerated Purchase Share Amount” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor on an Additional Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i)(A) of the second sentence of Section 2(b) hereof (such corresponding Regular Purchase being subject to the applicable Regular Purchase Share Limit) and (ii) an amount equal to (A) the Additional Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of ADSs traded on the Principal Market during the period on the applicable Additional Accelerated Purchase Date beginning at the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase and ending at the Additional Accelerated Purchase Termination Time for such Additional Accelerated Purchase; provided, however, that that the parties may mutually agree to increase the Additional Accelerated Purchase Share Amount applicable to any Additional Accelerated Purchase.

(m) “Additional Accelerated Purchase Share Percentage” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, thirty percent (30%).

(n) “Additional Accelerated Purchase Share Volume Maximum” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, a number of ADSs equal to (i) the number of Purchase Shares specified by the Company in the applicable Additional Accelerated Purchase Notice as the Additional Accelerated Purchase Share Amount to be purchased by the Investor in such Additional Accelerated Purchase, divided by (ii) the Additional Accelerated Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(o) “Alternate Adjusted Regular Purchase Share Limit” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the maximum number of Purchase Shares which, taking into account the applicable per share Regular Purchase Price therefor calculated in accordance with this Agreement, would enable the Company to deliver to the Investor, on the applicable Regular Purchase Date for such Regular Purchase, a Regular Purchase Notice for a Purchase Amount equal to, or as closely approximating without exceeding, One Hundred Fifty Thousand Dollars ($150,000).

(p) “Available Amount” means, initially, Forty Million Dollars ($40,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases Purchase Shares pursuant to Section 2 hereof.

(q) “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(r) “Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law or Belgian law for the relief of debtors.

(s) “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(t) “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market.

(u) “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(v) “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(w) “DTC Shares” means ADSs representing Common Shares purchased pursuant to this Agreement as Purchase Shares and that are (i) issued electronically in uncertificated form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely delivered by the Depositary upon the Company’s instruction “Free of Payment (FoP)” through the facilities of DTC to the Investor’s or its designee’s specified account at DTC.

(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(y) “Fully Adjusted Regular Purchase Share Limit” means, with respect to any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction from and after the date of this Agreement, the Regular Purchase Share Limit (as defined in Section 2(a) hereof) in effect on the applicable date of determination, after giving effect to the full proportionate adjustment thereto made pursuant to Section 2(a) hereof for or in respect of such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.

(z) “Initial Prospectus Supplement” shall have the meaning ascribed to such term in the Registration Rights Agreement.

(aa) “Initial Purchase Shares” means, with respect to the Initial Purchase made pursuant to Section 2(d) hereof, 262,812 Purchase Shares, representing the number of ADSs equal to the quotient obtained by dividing (i) $2,000,000 by (ii) $7.61 (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement).

(bb) “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination, (iii) the listing of the Purchase Shares on the Principal Market, (iv) the listing of the Underlying Shares on Euronext Brussels and Euronext Paris, or (iv) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than in the case of this clause (iv) any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with the COVID-19 pandemic, earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement.

(cc) “Maturity Date” means the first day of the month immediately following the twenty-four (24) month anniversary of the Commencement Date.

(dd) “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(ee) “Principal Market” means The Nasdaq Global Market (or any nationally recognized successor thereto); provided, however, that in the event the ADSs, including any Purchase Shares, are ever listed or traded on The Nasdaq Capital Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, the OTC Bulletin Board, or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the ADSs, including any Purchase Shares, are then listed or traded.

(ff) “Purchase Amount” means, with respect to a Regular Purchase, an Accelerated Purchase or an Additional Accelerated Purchase made hereunder, as applicable, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(gg) “Registration Rights Agreement” means that certain Registration Rights Agreement, of even date herewith, between the Company and the Investor.

(hh) “Regular Purchase Date” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives, after 4:00 p.m., Eastern time, but prior to 5:00 p.m., Eastern time, on such Business Day, a valid Regular Purchase Notice for such Regular Purchase in accordance with this Agreement.

(ii) “Regular Purchase Floor Price” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, $1.00, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the Floor Price shall mean the lower of (i) the adjusted price and (ii) $1.00.

(jj) “Regular Purchase Notice” means, with respect to a Regular Purchase pursuant to Section 2(a) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to buy a specified number of Purchase Shares (subject to the Purchase Share limitations contained in Section 2(a) hereof) at the applicable Regular Purchase Price for such Regular Purchase in accordance with this Agreement.

(kk) “Regular Purchase Price” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the lower of: (i) the lowest Sale Price on the applicable Regular Purchase Date for such Regular Purchase and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the ADSs during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Regular Purchase Date for such Regular Purchase (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement).

(ll) “Regular Purchase Share Limit” means, with respect to a Regular Purchase pursuant to Section 2(a) hereof, Twenty-Five Thousand (25,000) Purchase Shares, subject to adjustment as set forth below; provided, however, that (i) the Regular Purchase Share Limit shall be increased to Thirty Thousand (30,000) Purchase Shares, if the Closing Sale Price of the ADSs on the applicable Regular Purchase Date is not below $7.00, and (ii) the Regular Purchase Share Limit shall be increased to Fifty Thousand (50,000) Purchase Shares, if the Closing Sale Price of the ADSs on the applicable Regular Purchase Date is not below $10.00 (all of which share and dollar amounts shall be appropriately proportionately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction; provided that if, after giving effect to the full proportionate adjustment to the Regular Purchase Share Limit therefor, the Fully Adjusted Regular Purchase Share Limit then in effect would preclude the Company from delivering to the Investor, on a Regular Purchase Date for a Regular Purchase hereunder, a Regular Purchase Notice for a Purchase Amount equal to or greater than One Hundred Fifty Thousand Dollars ($150,000) (which shall be determined by multiplying (X) the Fully Adjusted Regular Purchase Share Limit then in effect on such Regular Purchase Date, by (Y) the applicable Regular Purchase Price per Purchase Share for such Regular Purchase calculated in accordance with this Agreement), the Regular Purchase Share Limit shall equal the applicable Alternate Adjusted Regular Purchase Share Limit); provided, further, however, that the Investor’s committed obligation under any single Regular Purchase, other than any Regular Purchase with respect to which an Alternate Adjusted Regular Purchase Share Limit shall apply, shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000); provided that the parties may mutually agree to increase the Regular Purchase Share Limit applicable to any Regular Purchase on any Purchase Date above the forgoing amounts that the Investor is committed to purchase.

(mm) “Sale Price” means any trade price for the ADSs on the Principal Market as reported by the Principal Market in U.S. dollars.

(nn) “SEC” means the U.S. Securities and Exchange Commission.

(oo) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(pp) “Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(qq) “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(rr) “VWAP” means in respect of an Accelerated Purchase Date and an Additional Accelerated Purchase Date, as applicable, the volume weighted average price of the ADSs on the Principal Market, as reported on the Principal Market in U.S. dollars.

2. PURCHASE OF ADSs.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a) Commencement of Regular Sales of ADSs. Upon the satisfaction of all of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”), and thereafter, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Regular Purchase Notice from time to time in accordance with this Agreement, to purchase up to the Regular Purchase Share Limit at the applicable Regular Purchase Price on the applicable Regular Purchase Date (each such purchase a “Regular Purchase”). The Company may deliver a Regular Purchase Notice to the Investor as often as every Business Day, so long as (i) the Closing Sale Price of the ADSs on such Business Day is not less than the Regular Purchase Floor Price and (ii) all Purchase Shares subject to all prior Regular Purchases have theretofore been received by the Investor as DTC Shares in accordance with this Agreement.

(b) Accelerated Purchases. Subject to the terms and conditions of this Agreement, from and after the Commencement Date, in addition to purchases of Purchase Shares subject to Regular Purchases as described in Section 2(a) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of an Accelerated Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Accelerated Purchase Share Amount at the Accelerated Purchase Price on the Accelerated Purchase Date therefor in accordance with this Agreement (each such purchase, an “Accelerated Purchase”). The Company may deliver an Accelerated Purchase Notice to the Investor only (i) on a Regular Purchase Date on which the Company also properly submitted a Regular Purchase Notice for a Regular Purchase of not less than the Regular Purchase Share Limit then in effect, and (ii) if all Purchase Shares subject to all Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases prior to the Regular Purchase Date referred to in clause (i) hereof (as applicable) have theretofore been received by the Investor as DTC Shares in accordance with this Agreement. Within one (1) Business Day after completion of each Accelerated Purchase Date for an Accelerated Purchase, the Investor will provide to the Company a written confirmation of such Accelerated Purchase setting forth the applicable Accelerated Purchase Share Amount and Accelerated Purchase Price for such Accelerated Purchase (each, an “Accelerated Purchase Confirmation”).

(c) Additional Accelerated Purchases. Subject to the terms and conditions of this Agreement, from and after the Commencement Date, in addition to purchases of Purchase Shares subject to Regular Purchases as described in Section 2(a) and purchases of Purchase Shares subject to Accelerated Purchases as described in Section 2(b) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Additional Accelerated Purchase Notice on an Additional Accelerated Purchase Date in accordance with this Agreement, to purchase the applicable Additional Accelerated Purchase Share Amount at the applicable Additional Accelerated Purchase Price therefor in accordance with this Agreement (each such purchase, an “Additional Accelerated Purchase”). The Company may deliver multiple Additional Accelerated Purchase Notices to the Investor on an Additional Accelerated Purchase Date only (i) on a Business Day that is also the Accelerated Purchase Date for an Accelerated Purchase with respect to which each of the conditions set forth in the second sentence of Section 2(b) have been satisfied, and (ii) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, have theretofore been received by the Investor as DTC Shares in accordance with this Agreement. The Investor will provide to the Company a written confirmation of each Additional Accelerated Purchase on such Additional Accelerated Purchase Date setting forth the applicable Additional Accelerated Purchase Share Amount and Additional Accelerated Purchase Price for each such Additional Accelerated Purchase on such Additional Accelerated Purchase Date in the Accelerated Purchase Confirmation for the related Accelerated Purchase as provided in the last sentence of Section 2(b).

(d) Initial Purchase. Subject to the terms and conditions of this Agreement, on the Commencement Date, in addition to purchases of Purchase Shares as described in Section 2(a), Section 2(b) and Section 2(c) above, the Company shall issue and sell to the Investor and the Investor shall purchase from the Company the Initial Purchase Shares for aggregate consideration of One Million Six Hundred Thousand Dollars ($1,600,000) (such one-time purchase, the “Initial Purchase”).

(e) Excess Share Limitations. If the Company delivers any Regular Purchase Notice for a Purchase Amount in excess of the Regular Purchase Share Limit, such Regular Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Regular Purchase Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Regular Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Regular Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Regular Purchase Notice. If the Company delivers any Accelerated Purchase Notice or Additional Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Accelerated Purchase Share Amount or Additional Accelerated Purchase Amount, as applicable, that the Company is then permitted to include in such Accelerated Purchase Notice or Additional Accelerated Purchase Notice, respectively, such Accelerated Purchase Notice or Additional Accelerated Purchase Notice, as applicable, shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Accelerated Purchase Notice or Additional Accelerated Purchase Notice, as applicable, exceeds the Accelerated Purchase Share Amount or Additional Accelerated Purchase Amount, respectively, that the Company is then permitted to include in such Accelerated Purchase Notice or Additional Accelerated Purchase Notice, respectively (which shall be confirmed in an Accelerated Purchase Confirmation), and the Investor shall have no obligation to purchase such excess Purchase Shares; provided, however, that the Investor shall remain obligated to purchase the Accelerated Purchase Share Amount or Additional Accelerated Purchase Amount, as applicable, which the Company is permitted to include in such Accelerated Purchase Notice or Additional Accelerated Purchase Notice, respectively.

(f) Settlement.

(i) Payment for Purchase Shares. Payment by the Investor of the applicable total Purchase Amount for the aggregate number of Purchase Shares to be purchased by the Investor in a Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase, as applicable, pursuant to this Agreement shall be made to the Company via wire transfer of immediately available funds in U.S. Dollars, at or prior to 8:00 a.m., Central European Time, on the first (1st) Business Day following the applicable Purchase Date, in the case of a Regular Purchase, and at or prior to 8:00 a.m., Central European Time, on the first (1st) Business Day following the applicable Accelerated Purchase Date, in the case of an Accelerated Purchase (in the case of an Additional Accelerated Purchase, at or prior to 8:00 a.m., Central European Time, on the first (1st) Business Day following the applicable Additional Accelerated Purchase Date), or in each case at such other time on the same or such other Business Day as may be mutually agreed by the Company and the Investor (each such Business Day on which payment of the applicable Purchase Amount is so made, a “Payment Date”), to the applicable blocked account in the Company’s name with ING Belgium SA/NV (“ING”) established for such Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase (as applicable) in accordance with Section 7:195 of the Belgian Companies and Associations Code (each such blocked account, a “Blocked Account”). The Company may establish multiple and separate Blocked Accounts to be used for payment of the applicable Purchase Amounts for Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases made hereunder and may establish multiple new Blocked Accounts to be used for subsequent purchases to be made by the Investor hereunder, provided that the specific wire instructions and all other relevant information relating to the applicable Blocked Account for each such purchase necessary to enable the Investor to timely make such Purchase Amount payments therefor in accordance with this Agreement are provided by the Company to the Investor in writing not later than 12:00 p.m., Eastern Time, on the applicable Purchase Date for such Regular Purchase and for any corresponding Accelerated Purchase and Additional Accelerated Purchase to be effected on the next Business Day following such Purchase Date. All or any portion of the Purchase Amount(s) deposited in a Blocked Account may be transferred from such Blocked Account into a separate account of the Company maintained at ING upon the issuance of the applicable Underlying Shares to be deposited by the Company with the Custodian in connection with the applicable purchase hereunder pursuant to Section 2(f)(ii), provided, however, that such funds shall remain so deposited for the account of the Company, and no portion of such funds shall be withdrawn from such account or otherwise used or encumbered in any manner whatsoever until all of the ADSs representing such Underlying Shares to be issued to the Investor as Purchase Shares in such applicable purchase(s) are timely received by the Investor as DTC Shares pursuant to and in accordance with Section 2(f)(ii). Each Blocked Account shall remain open until the earlier of (i) the Maturity Date, (ii) the date on which this Agreement is properly terminated pursuant to and in accordance with Section 11 and (iii) the termination of such Blocked Account by mutual consent of the Company and the Investor.

(ii) Issuance and Delivery of Underlying Shares and Purchase Shares. Subject to timely receipt of the applicable Purchase Amount for all such Purchase Shares to be purchased by the Investor in the Blocked Account in accordance with Section 2(f)(i) above and receipt by the Company of a certificate in accordance with Article 7:195 of the Belgian Companies and Associations Code confirming receipt of the Purchase Amount for all such Purchase Shares in such Blocked Account, the Company will (A) make proper delivery to the Custodian for deposit on behalf of the Investor in accordance with the Deposit Agreement of all of the Underlying Shares represented by the ADSs being sold to the Investor as Purchase Shares in the applicable Regular Purchase, Accelerated Purchase and/or Additional Accelerated Purchase (as applicable) pursuant to this Agreement, by 8:00 a.m., Eastern Time, on the first (1st) Business Day immediately following the applicable Payment Date therefor (each such Business Day, a “Settlement Date”), and (B) cause the Depositary to deliver the Purchase Shares so purchased by the Investor in the applicable purchase as DTC Shares, by 1:00 p.m., Eastern Time, on the applicable Settlement Date. The issuance of the Underlying Shares represented by ADSs to be sold to the Investor as Purchase Shares in the applicable Regular Purchase, Accelerated Purchase and/or Additional Accelerated Purchase (as applicable) pursuant to this Agreement will be acknowledged and recorded in a notarial deed by the board of directors in accordance with Article 7:198 of the Belgian Companies Code (the “Deed”). The Company agrees that if any of the Company shall fail for any reason or for no reason to deposit the Underlying Shares represented by the ADSs being sold as Purchase Shares in the applicable Regular Purchase, Accelerated Purchase and/or Additional Accelerated Purchase (as applicable) with the Custodian as set forth herein, or if the Depositary shall fail for any reason or for no reason to deliver to the Investor as DTC Shares all of the ADSs being sold as Purchase Shares in respect of a Regular Purchase, an Accelerated Purchase or an Additional Accelerated Purchase (as applicable) on the applicable Settlement Date in accordance with this Agreement after receipt of the deposit in full of the applicable Purchase Shares, upon the Investor’s request, the Company shall (i) repay the Purchase Amount for such Purchase Shares to the Investor via wire transfer of immediately available funds to an account designated in writing by the Investor, as soon as practicable, and in any event with two (2) Business Days of the applicable Settlement Date, unless the Investor and the Company agree otherwise, or (ii) if after such time the Investor is required by its broker to purchase or the Investor’s brokerage firm otherwise purchases ADSs to deliver in satisfaction of a sale of such Purchase Shares that the Investor anticipated receiving from the Company in respect of such Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase (as applicable), then the Company shall, within two (2) Business Days after the Investor’s request, either (A) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares shall terminate, or (B) promptly honor its obligation to deliver to the Investor as DTC Shares the ADSs representing the Purchase Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Amount paid by the Investor pursuant to this Agreement for all of the Purchase Shares to be purchased by the Investor in connection with such Regular Purchase, Accelerated Purchase or Additional Purchase, as applicable.

(iii) ADSs; No Fractional Purchase Shares. The Purchase Shares to be purchased by the Investor in connection with any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase, as applicable, shall be issued by the Depositary against deposit of the Underlying Shares with the Custodian for the account of the Depositary and delivered by the Depositary to the Investor as DTC Shares to such account in DTC as the Investor shall have designated in writing prior to the applicable Settlement Date. Fractional ADSs shall not be issued under this Agreement. If the applicable purchase of ADSs by the Investor would result in the issuance of a fraction of an ADS, such fraction shall be rounded up or down by the Company to the nearest whole ADS. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day. The Company shall pay all fees and expenses in connection with the issuance of the securities under this Agreement and the Deposit Agreement.

(g) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any ADSs under this Agreement which, when aggregated with all other ADSs then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates of more than 9.99% of the issued and outstanding ADSs (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than 24 hours) confirm orally or in writing to the Investor the number of ADSs then issued and outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

3. INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a) Organization, Authority. Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder

(b) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(c) Information. The Investor understands that its investment in the Purchase Shares involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Purchase Shares including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Purchase Shares and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Purchase Shares. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchase Shares. The Investor acknowledges and agrees that neither the Company nor any of its Subsidiaries makes or has made any representations or warranties with respect to the transactions contemplated hereby, other than those specifically set forth in Section 4 hereof.

(d) No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchase Shares or the fairness or suitability of an investment in the Purchase Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchase Shares.

(e) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(f) Residency. The Investor is a resident of the State of Illinois.

(g) No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the ADSs or Common Shares or (ii) hedging transaction, which establishes a net short position with respect to the ADSs or Common Shares, and will not engage in such short sales or hedging transactions involving the ADSs or the Common Shares during the term of this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that, except as set forth in the disclosure schedules attached hereto, which exceptions shall be deemed to be a part of the representations and warranties made hereunder, as of the date hereof and as of the Commencement Date:

(a) Organization and Qualification. The Company has been duly incorporated for an unlimited duration and is validly existing as a limited liability company société anonyme) in good standing (or such equivalent concept to the extent it exists) under the laws of Belgium and no steps have been taken or contemplated by the Company or, to the knowledge of the Company, taken or threatened by a third party for its nullity, bankruptcy, liquidation, receivership or reorganization or any other similar proceeding, has not had any petition filed or other proceedings commenced for an administration order, had not been appointed a Bankruptcy Custodian in any jurisdiction in respect of any part of the business or assets of the Company, and has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, and to execute and deliver this Agreement and the Deposit Agreement and to issue, sell and deliver the Purchase Shares as contemplated herein. The Company has been duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, a Material Adverse Effect. The Company has no subsidiaries (as defined under the Securities Act) other than Biological Manufacturing Services SA, Celyad Inc. and CorQuest Medical Inc. (collectively, the “Subsidiaries”) and none of the Subsidiaries are a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X under the Exchange Act); the Company owns all of the issued and outstanding share capital or capital stock, as applicable, of each of the Subsidiaries; the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the Articles of Association of the Company, as amended and restated from time to time (the “Articles”), or the Certificate of Incorporation and Certificate of Formation, as applicable, as amended and restated from time to time, and the By-laws, as applicable, of each Subsidiary have been delivered to the Investor, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof; each Subsidiary has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing (or such equivalent concept to the extent it exists) under the laws of the jurisdiction of its incorporation, with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, except where the failure to be in good standing would not have a Material Adverse Effect; each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding share capital or shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and, except as would not have a Material Adverse Effect, are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into share capital or shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(b) Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other Transaction Documents, and to issue the Underlying Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders (however, each issuance of Underlying Shares shall be governed by the Company’s Board of Directors as provided under Section 2(e)(ii) of this Agreement), (iii) each of this Agreement and the Registration Rights Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) each of this Agreement and the Registration Rights Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of the Company has approved resolutions (the “Signing Resolutions”) to authorize this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Investor a true and correct copy of the Signing Resolutions approved by the Board of Directors of the Company. Except as set forth in this Agreement, no other approvals or consents of the Board, any authorized committee thereof, or shareholders of the Company is necessary under applicable Belgian or other laws, rules or regulations, or under the Articles, to authorize the execution and delivery of this Agreement, the Registration Rights Agreement or any of the other Transaction Documents to which the Company is a party.

(c) Capitalization. The Company has an issued share capital (capital social) and authorized share capital (capital autorisé) as set forth in the Registration Statement and the Prospectus in the section entitled “Description of Share Capital” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement and the Prospectus or pursuant to an “at-the-market” offering between the Company and a registered broker-dealer) and the Company shall have an authorized share capital (capital autorisé) and issued share capital (capital social) as set forth in the sections of the Registration Statement and the Prospectus in the section entitled “Description of Share Capital” (subject, in each case, to subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement and the Prospectus or pursuant to an “at-the-market” offering). Except as described in the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible or exchangeable for, any capital stock or other equity interests in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any ADSs or Common Shares or other equity interests in the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the Company has the statutorily required minimum capital under Belgian law; all of the issued and outstanding shares of capital stock or other equity interests, including the ADSs and the Common Shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws in Belgium and in compliance with all other securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and the Articles, in the form filed as an exhibit to the Registration Statement, have been heretofore duly authorized and approved in accordance with the Belgian Companies and Associations Code and shall be in full force and effect, except for the issuance of any ADSs and Underlying Shares pursuant to this Agreement (which will be so duly authorized and approved at the time of issuance thereof in accordance with this Agreement); and the ADSs are duly listed, and admitted and authorized for trading on Principal Market. The Underlying Shares to be represented by ADSs issued and sold to the Investor as Purchase Shares pursuant to this Agreement, when issued and deposited with the Custodian for the account of the Depositary pursuant to and in accordance with this Agreement and the Deposit Agreement, will be freely deposited by the Company with the Custodian for the account of the Depositary against issuance of ADSs representing such Underlying Shares as DTC Shares pursuant to and in accordance with this Agreement and the Deposit Agreement; the ADSs to be issued as Purchase Shares pursuant to this Agreement, when issued and delivered by the Depositary to the Investor as DTC Shares pursuant to and in accordance with this Agreement and the Deposit Agreement, will be freely tradable and transferable by the Investor through the facilities of DTC, without any restriction on subsequent transfers of the ADSs under the laws of Belgium or the United States except as described in the Registration Statement and the Prospectus under the captions “Description of Share Capital”, “Description of American Depositary Shares” and “Shares and ADSs Eligible for Future Sale.”

(d) Deposit Agreement; Issuance of Securities. The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance by the Depositary of ADSs as Purchase Shares hereunder against deposit of the Underlying Shares represented thereby with the Custodian for the account of the Depositary and delivery by the Depositary of such ADSs to the Investor as DTC Shares against payment of the consideration therefor pursuant to and in accordance with this Agreement and the Deposit Agreement, such ADSs will be duly authorized and validly issued, issued in compliance with all applicable securities laws in Belgium and in compliance with all other securities laws and will not be issued in violation of any preemptive right, resale right, right of first refusal or similar right, and will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement, the ADSs issued as Purchase Shares hereunder and thereunder, and the Underlying Shares represented by such ADSs to be deposited with the Custodian under this Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The Purchase Shares to be purchased by the Investor from the Company have been duly authorized for issuance and sale to the Investor pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Purchase Shares, when issued and delivered against payment therefor as provided herein, in each case will be free of any restriction upon the voting or transfer thereof pursuant to the Belgian Companies and Associations Code or the Articles or any agreement or other instrument to which the Company is a party. The resolutions of the Company’s board of directors in relation to the approval and authorization of the issuance of the Purchase Shares and the Underlying Shares will be validly passed, any preemptive rights relating thereto will be validly dis-applied, and no objections against such resolutions declared void have been taken or filed to the knowledge of the Company, and following the issuance and delivery of the Purchase Shares, the Purchase Shares shall enjoy the same rights and privileges as, and will in all respect, including entitlement to dividends, be of similar ranking (pari passu) as the existing and outstanding Common Shares of the Company at the time of their issuance.

(e) No Conflicts. Neither the Company nor any of the Subsidiaries is (A) in violation of its Articles of Association or By-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Articles of Association, By-laws or similar organizational document of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries. Except as specifically contemplated by this Agreement, the Registration Rights Agreement and the Deposit Agreement, and as required under the Securities Act or applicable state securities laws and the rules and regulations of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as disclosed in the SEC Documents, since one year prior to the date hereof, the Company has not received nor delivered any notices or correspondence from or to the Principal Market or Euronext Brussels and Euronext Paris (“Euronext”), other than notices with respect to listing of additional ADSs or Common Shares and other routine correspondence. Except as disclosed in the SEC Documents, neither the Principal Market nor Euronext has not commenced any delisting proceedings against the Company.

(f) SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. To the Company’s knowledge, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. To the Company’s knowledge, none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the related consolidated statements of income (loss) and comprehensive income (loss), changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods involved. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto. Except as set forth in the SEC Documents, the Company has received no notices or correspondence from the SEC for the one year preceding the date hereof, other than SEC comment letters relating to the Company’s filings under the Exchange Act and the Securities Act. To the Company’s knowledge, the SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(g) Absence of Certain Changes. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries (as defined herein) taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries, other than exercise of warrants issued under equity plans or other routine equity awards or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(h) Absence of Litigation. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(i) Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Purchase Shares. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j) Intellectual Property Rights. Except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus, the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (including the commercialization of products or services described in the Registration Statement and the Prospectus as under development), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property owned or purported to be owned by the Company or the Subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement (excluding the exhibits thereto) and the Prospectus disclose is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement and the Prospectus as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect; (vii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (viii) to the Company’s knowledge, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (ix) the product candidates described in the Registration Statement and the Prospectus as under development by the Company or any Subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any Subsidiary.

(k) Environmental Laws. The Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past or present events, conditions, circumstances, activities, practices, actions or omissions that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order known to the Company or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any U.S. or Belgian federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(l) Title. The Company and each of the Subsidiaries have good and marketable title to all property (real and personal, excluding for the purposes of this Section 4(l), Intellectual Property) described in the Registration Statement and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except for such liens, claims, security interests or other encumbrances as would not have, individually or in the aggregate, a Material Adverse Effect; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except where such failure to own or hold would not have, individually or in the aggregate, a Material Adverse Effect and except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws relating to creditor’s rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(m) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably deems adequate and such insurance insured against such losses and risks in accordance with customary industry practice, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(n) Regulatory Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities and has obtained all necessary licenses, authorizations, consents and approvals from other persons (collectively, “Other Licenses”) necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses and Other Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses and Other Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or Other Licenses or the failure of such Governmental Licenses or Other Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses or Other Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(o) Tax Status. All material tax returns of the Company and its Subsidiaries required by law to be filed have been filed (within any applicable time limit extensions permitted by the relevant taxing authority) and all material taxes and other assessments shown by such returns or otherwise assessed, which are due and payable (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided.

(p) Independent Accountants. Each of (A) BDO Réviseurs d’Entreprises SCRL, the accountants who certified the financial statements and supporting schedules included in the annual report on Form 20-F for the year ended December 31, 2019, incorporated by reference in the Registration Statement and the Prospectus, and (B) Ernst & Young LLP, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus, are (i) independent registered public accounting firms as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board and (ii) independent auditors as required by the laws of Belgium and the applicable rules and regulations under such laws.

(q) Accounting Controls and Disclosure Controls. The Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(r) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(s) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Documents. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. None of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(t) Absence of Labor Disputes. Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any other court in the United States, Belgium or elsewhere, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any U.S. or Belgian federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or any similar legislation from elsewhere in the world or the rules and regulations promulgated thereunder, to the extent applicable to the employees of the Company or any of the Subsidiaries.

(u) Registration Statement. The Company has prepared and filed with the SEC a registration statement on Form F-3, as amended (File No. 333-248464), that contains a base prospectus, covering the public offering and sale of certain securities, including the Common Shares and Common Shares in the form of ADSs (including ADSs to be issued as Purchase Shares pursuant to this Agreement), under the Securities Act, and has filed such amendments thereto, if any, as may have been required to the date hereof. Such registration statement was declared effective by the SEC under the Securities Act on September 4, 2020. Except where the context otherwise requires, such registration statement, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement, together with any prospectus supplement, including the Initial Prospectus Supplement, filed with the SEC pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of Common Shares in the form of ADSs to be issued as Purchase Shares pursuant to this Agreement, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 6 of Form F-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Investor by the Company for use in connection with the offering of the Purchase Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Investor for such use. The Company has filed with the SEC a registration statement on Form F-6 (File No. 333-204724) covering the registration of the ADSs (which include the ADSs to be issued as Purchase Shares hereunder) under the Securities Act. The registration statement relating to the ADSs, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the ADS Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement, the ADS Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the ADS Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement, the ADS Registration Statement or the Prospectus, as the case may be, as of any specified date. The Company’s obligations under this Agreement or the Registration Rights Agreement to furnish, provide, deliver or make available (and all other references of like import) copies of any report or statement will be satisfied if the same is filed with the SEC through its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”). At the time the Registration Statement was declared effective and at the time the Company’s most recent annual report on Form 20-F was filed with the SEC, if later, the Company met the then-applicable requirements for use of Form F-3 under the Securities Act. Prior to the Maturity Date, each time the Company files an annual report on Form 20-F the Company will meet the then-applicable requirements for use of Form F-3 under the Securities Act.

(v) Compliance with Registration Requirements. The Company has complied or will comply to the SEC’s satisfaction with all requests of the SEC for additional or supplemental information with respect to the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the SEC. The Prospectus when filed will comply in all material respects with the Securities Act and, if filed with the SEC through EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Investor for use in connection with the issuance and sale of the Purchase Shares. Each of the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, on the date of this Agreement and on the Commencement Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and as of the Commencement Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by the Investor expressly for use therein, it being understood and agreed that the only such information furnished by the Investor to the Company consists of the information described in Exhibit C to the Registration Rights Agreement. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Purchase Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule. Any prospectus published by the Company from time to time pursuant to Regulation (EU) 2017/1129 of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (the “EU Prospectus Regulation”), as of its date and at the Commencement Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(w) Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Purchase Shares pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not made and shall not make an offer relating to the Purchase Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

(x) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the ADS Registration Statement and the Prospectus, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendment thereto became or become effective, as of the date of this Agreement and as of the Commencement Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(y) Emerging Growth Company Status. From the time of the initial filing of the Company’s initial registration statement with the SEC through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(z) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(aa) Independent Accountants. Each of (A) BDO Réviseurs d’Entreprises SCRL, the accountants who certified the financial statements and supporting schedules included in the annual report on Form 20-F for the year ended December 31, 2019, incorporated by reference in the Registration Statement and the Prospectus, and (B) Ernst & Young LLP, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus, are (i) independent registered public accounting firms as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board and (ii) independent auditors as required by the laws of Belgium and the applicable rules and regulations under such laws.

(bb) Registration Rights. There are no persons with (i) the right, contractual or otherwise, to cause the Company to issue or sell to it any ADSs or Common Shares or shares of any other share capital or other equity interests of the Company, (ii) any preemptive rights, resale rights, rights of first refusal or other rights to purchase any ADSs or Common Shares or share capital of or other equity interests in the Company or (iii) the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Purchase Shares; no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any ADSs or Common Shares or shares of any other capital stock of or other equity interests in the Company or to include any such shares or interests in the Registration Statement or the offering contemplated thereby other than those that have been otherwise waived.

(cc) Listing and Registration. The ADSs and Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the ADSs are listed on the Principal Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs or the Common Shares under the Exchange Act, delisting the ADSs from the Principal Market or delisting the Common Shares from Euronext, nor has the Company received any notification that the SEC, the Principal Market or Euronext is contemplating terminating any such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market. All Common Shares of the Company are, and the Underlying Shares to be issued hereunder at the applicable Settlement Date will be, duly listed on Euronext and freely tradable; the Company is in compliance with all listing and admission requirements and continuing obligations pursuant to applicable laws and the rules of Euronext and is in compliance in all material respects with the applicable laws and circulars published by the Belgian Financial Services and Markets Authority (“FSMA”).

(dd) [Reserved].

(ee) Inside Information. The Company is not aware of any inside information (within the meaning of Article 7 (1) of the Regulation (EU) No 596/2014 of 16 April 2014 on market abuse (“MAR”), as amended) concerning the Company and/or its securities or any other information required to be made public by the Company under applicable law and regulation that has not been publicly disclosed.

(ff) Absence of Market Abuse. The Company has not taken, directly or indirectly, in relation to the offering of the Purchase Shares or otherwise, any action or engaged in any course of conduct in breach of, and has taken adequate measures and has adequate procedures in place in order to ensure compliance with, and none of the issue of the Purchase Shares, the sale of the Purchase Shares and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of, any applicable European Union, Belgian, United States or any other relevant jurisdiction “insider dealing,” “insider trading” or similar legislation and, so far as the Company is aware, no person acting on its behalf has breached or is in breach of any relevant market abuse or insider trading law or regulation, including any reporting obligations to the SEC, the FSMA or any other authority. The Company has not taken, nor will the Company take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Purchase Shares or to result in a violation of applicable laws, including Regulation M under the Exchange Act, MAR and its implementing rules.

(gg) DTC Eligibility. The Company, through the Depositary and the Custodian, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program, and the ADSs can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(hh) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the Registration Rights Agreement. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(hh) that may be due in connection with the transactions contemplated by the Transaction Documents.

(ii) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(jj) Investment Company Act. Neither the Company nor any Subsidiary is required, and upon the issuance and sale of the Purchase Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(kk) Contracts and Agreements. Neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement and the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement.

(ll) Equity Incentive Plans. Except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus, each warrant granted under any equity incentive plan of the Company or any Subsidiary (each, an “Equity Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Shares on the grant date of such warrant, which is determined under the Company’s warrant plans to be the lower of (x) the average closing prices for the Company’s stock during thirty days preceding the grant date and (y) the closing sales price for the Company’s stock on the last market trading day prior to the grant date or determined by the Company’s board of directors, as applicable; each such warrant (i) was granted in compliance with applicable law and with the applicable Equity Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof or an officer of the Company duly authorized by the board of directors or authorized committee thereof to make such grants) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with IFRS and disclosed in the SEC Documents.

(mm) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made with a reasonable basis and in good faith.

(nn) Subsidiary Dividends. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

(oo) Preclinical Tests and Clinical Trials. The preclinical tests and clinical trials conducted or sponsored by the Company and the Subsidiaries that are described in, or the results of which are referred to in, the Registration Statement and the Prospectus were and, if still pending, are being conducted in all material respects in accordance with protocols, procedures and controls filed with the appropriate regulatory authorities for each such test or trial, as the case may be; each description of the results of such tests and trials contained in the Registration Statement and the Prospectus is accurate in all material respects and fairly presents the data derived from such tests and trials, and the Company and the Subsidiaries have no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement and the Prospectus; neither the Company nor any Subsidiary has received any notices or other correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency (collectively, the “Regulatory Agencies”) requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement and the Prospectus; and the Company and the Subsidiaries have each operated and currently are in compliance in all material respects with all applicable laws, rules and regulations of the Regulatory Agencies.

(pp) Belgium Dividends. All dividends and other distributions declared and payable on the ADSs, including the Purchase Shares, may under the current laws and regulations of Belgium be paid in United States dollars and may be freely transferred out of Belgium. All such dividends and other distributions are subject to withholding tax under the current Belgian laws and international regulations (mainly Double Tax Treaties and European Directives). These applicable rules may foresee a reduction or exemption of the withholding tax when certain conditions and specific formalities stipulated therein are met, except as disclosed in the Registration Statement and the Prospectus.

(qq) Stamp or Transfer Taxes. No stamp or other issuance or transfer taxes or duties, levies, deductions, or charges are payable by, or required to be withheld on behalf of, the Investor to Belgium or any political subdivision or taxing authority thereof or therein in connection with (1) the deposit with the Depositary of the Underlying Shares by the Investor against the issuance of the ADRs evidencing the Purchase Shares, (2) the execution, delivery or performance of this Agreement, the Registration Rights Agreement, the Deposit Agreement and the other Transaction Documents or (3) the issuance, sale or delivery of the Purchase Shares to the Investor pursuant to this Agreement; if the Investor is not otherwise subject to taxation in Belgium, no capital gains, income or other taxes are payable by or on behalf of the Investor to Belgium or any political subdivision or taxing authority thereof or therein in connection with (x) the deposit with the Depositary of the Underlying Shares by the Investor against the issuance of the ADRs evidencing the Purchase Shares, (y) the execution, delivery or performance of this Agreement, the Registration Rights Agreement, the Deposit Agreement and the other Transaction Documents or (z) the issuance, sale or delivery of the Purchase Shares to the Investor pursuant to this Agreement.

(rr) No Immunity. Neither the Company nor any of the Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Belgium; the irrevocable and unconditional waiver and agreement of the Company contained in Section 12(a) of this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Belgium.

(ss) Choice of Law. The choice of the law of the State of New York as the governing law of this Agreement, the Registration Rights Agreement and the Deposit Agreement is a valid choice of law under the laws of Belgium and will be honored by courts in Belgium.

(tt) Personal Jurisdiction. The Company has the power to submit, and pursuant to Section 12(a) of this Agreement and to Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court.

(uu) Judgment and Enforceability. Subject to compliance with the laws of Belgium on recognition and enforcement of judgments, any final judgment for a fixed sum of money rendered by a New York court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Registration Rights Agreement would be recognized and enforced by courts in Belgium, without re-examining the merits of the case; and upon execution and delivery, this Agreement and the Registration Rights Agreement will be in proper legal form under the laws of Belgium for the enforcement hereof against the Company, except to the extent enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles and, with respect to any indemnification or contribution provision, limited by the federal and state securities laws; and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and the Registration Rights Agreement it is not necessary that this Agreement, the Registration Rights Agreement or any other document related hereto be filed, registered or recorded with or executed or notarized before, any governmental or regulatory authority or agency of Belgium.

(vv) Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Anti-Corruption Laws (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”)) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. For purposes of this Agreement, “Anti-Corruption Laws” means (i) the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997 (the “OECD Convention”); (ii) the FCPA; (iii) the English common law offence of bribery and the Bribery Act 2010 of the United Kingdom (the “English Bribery Laws”); and (iv) any other applicable law in any applicable jurisdiction (including any (a) statute, ordinance, rule or regulation; (b) order of any court, tribunal or any other judicial body; and (c) rule, regulation, guideline or order of any public body, or any other administrative requirement) which: (x) prohibits the conferring of any gift, payment or other benefit on any person or any officer, employee, agent or adviser of such person; and/or (y) is broadly equivalent to the FCPA the English Bribery Laws or was intended to enact the provisions of the OECD Convention or which has as its objective the prevention of corruption.

(ww) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xx) OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Purchase Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any sanctioned country.

(yy) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(zz) Ratings. Neither the Company nor its Subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the Exchange Act).

(aaa) Cybersecurity. There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including, without limitation, the data and information of their respective customers, employees, suppliers and vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); neither the Company nor its Subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and the Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(bbb) Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

5. COVENANTS.

(a) Filing of Current Report and Initial Prospectus Supplement. The Company agrees that it shall, not later than 9:00 a.m., Eastern Time on the Business Day immediately following the date of this Agreement, file with the SEC a report on Form 6-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents, and attaching a copy of this Agreement and the Registration Rights Agreement as Exhibits thereto (the “Current Report”). The Company further agrees that it shall, not later than 9:00 a.m., Eastern Time on the Business Day immediately following the date of this Agreement, file with the SEC the Initial Prospectus Supplement pursuant to Rule 424(b) under the Securities Act, in the form agreed upon by the Investor prior to such filing, specifically relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and the Prospectus as of the date of the Initial Prospectus Supplement, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus, pursuant to and in accordance with the terms of the Registration Rights Agreement. The Investor acknowledges that it will be identified in the Initial Prospectus Supplement as an underwriter within the meaning of Section 2(a)(11) of the Securities Act.

(b) Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance and sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of the Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

(c) Listing/DTC. The Company shall promptly secure the listing of all of the ADSs to be issued to the Investor as Purchase Shares hereunder on the Principal Market (subject to official notice of issuance), and shall use commercially reasonable efforts to maintain, so long as any ADSs shall be so listed, such listing of all such Purchase Shares from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the ADSs, including the Purchase Shares, on the Principal Market, and the listing of the Common Shares on Euronext, and shall comply with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market and Euronext. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the ADSs, including the Purchase Shares, on the Principal Market or the Common Shares, including the Underlying Shares, on Euronext. The Company shall promptly, and in no event later than the Business Day following the date of receipt by the Company, provide to the Investor copies of any notices it receives from any Person regarding the continued eligibility of the ADSs for listing on the Principal Market and the Common Shares for listing on Euronext; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC and under the Exchange Act or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its ADSs, including the ADSs to be issued to the Investor as Purchase Shares hereunder, can be transferred electronically as DTC Shares.

(d) Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the ADSs or Common Shares or (ii) hedging transaction, which establishes a net short position with respect to the ADSs or Common Shares.

(e) Payment of Commitment Fee. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause to be paid to the Investor a commitment fee of US$600,000 (the “Commitment Fee”) immediately upon the execution of this Agreement and shall deliver the Commitment Fee in full to the Investor by wire transfer of immediately available funds to an account designated by the Investor by written notice to the Company on or prior to the date of this Agreement. For the avoidance of doubt, all of the Commitment Fee shall be fully earned as of the date of this Agreement, whether or not the Commencement shall occur or any Purchase Shares are purchased by the Investor under this Agreement and irrespective of any subsequent termination of this Agreement.

(f) Due Diligence; Non-Public Information. The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or may constitute or be deemed to constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in a manner such that upon such public announcement, such information shall not constitute or be deemed to constitute material, non-public information. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor after consulting with U.S. securities counsel), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor or any of its affiliates owns or holds, directly or indirectly, any Purchase Shares at the time of the disclosure of material, non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least 24 hours to publicly disclose such material, non-public information prior to any such disclosure by the Investor, and the Company shall have failed to publicly disclose such material, non-public information within such time period. Neither the Investor, nor any of its affiliates, shareholders, members, officers, directors, employees and direct or indirect investors, nor and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement), shall have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, shareholders or agents, for any such public disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g) Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h) Taxes. The Company shall pay, and will indemnify and hold harmless the Investor and all of its affiliates, shareholders, members, officers, directors, employees and direct or indirect investors for, any and all documentary, stamp, issue, transfer or similar tax including interest and penalties, that may be payable with respect to the execution and delivery of this Agreement and the Registration Rights Agreement or the creation, issue, sale and delivery of the Purchase Shares to the Investor pursuant to this Agreement.

(i) Use of Proceeds. The Company will use the net proceeds from the offering as described in the Prospectus.

(j) Other Transactions. The Company shall not enter into, announce or recommend to its shareholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Purchase Shares to the Investor in accordance with the terms of the Transaction Documents.

(k) Integration. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Purchase Shares to be “integrated” (within the meaning of the Securities Act) with any other offering by the Company.

(l) Emerging Growth Company Status. For as long as the Investor or any of its affiliates beneficially owns or holds, directly or indirectly, any Purchase Shares, the Company will promptly notify the Investor if the Company ceases to be an Emerging Growth Company.

(m) Foreign Private Issuer. For as long as the Investor or any of its affiliates beneficially owns or holds, directly or indirectly, any Purchase Shares, the Company will provide a written notice to the Investor immediately upon becoming aware that the Company is no longer a Foreign Private Issuer.

(n) Transfer Agent. For as long as the Investor or any of its affiliates beneficially owns or holds, directly or indirectly, any Purchase Shares, the Company agrees to maintain a transfer agent or registrar for the ADSs, which such transfer agent or registrar may be the Depositary.

(o) Limitation on Variable Rate Transactions. From and after the date of this Agreement until the later of: (i) the 24-month anniversary of the date of this Agreement and (ii) the 24-month anniversary of the Commencement Date (if the Commencement has occurred), in either case irrespective of any earlier termination of this Agreement, the Company and its Subsidiaries shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of ADSs, Common Shares or Common Share Equivalents (or any combination of units thereof) in any “equity line of credit”, “at-the-market offering” or other continuous offering or similar offering in which the Company may offer, issue or sell ADSs, Common Shares or Common Share Equivalents (or any combination of units thereof) at a future determined price, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. “Common Share Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time ADSs or Common Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, ADSs or Common Shares. “Exempt Issuance” means the issuance of (a) any Purchase Shares issued to the Investor pursuant to this Agreement, (b) any securities issued upon the exercise or exchange of or conversion of any ADSs, Common Shares or Common Share Equivalents owned or held, directly or indirectly, by the Investor at any time, (c) any securities, including, without limitation, ADSs, Common Shares or Common Share Equivalents (or any combination of units thereof), issuable to the Investor or any of its affiliates or designees pursuant to any other agreement or arrangement between the Investor or any of its affiliates or designees, on the one hand, and the Company or any of its Subsidiaries, on the other hand, entered into after the date of this Agreement, if any, or (d) ADSs and Common Shares issued pursuant to an “at-the-market offering” by the Company exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer.

6. IRREVOCABLE DEPOSITARY INSTRUCTIONS.

On the date of this Agreement, the Company shall deliver to the Depositary irrevocable instructions (the “Irrevocable Depositary Instructions”) to issue the Purchase Shares (including the Initial Purchase Shares on the Commencement Date) upon the deposit of the Underlying Shares for such Purchase Shares with the Depositary or the Custodian (acting as custodian for the Depositary) on behalf of the Investor, in accordance with the terms of this Agreement and the Deposit Agreement. From and after the date of this Agreement, the Company shall fully comply with the Deposit Agreement and this Agreement so that all Purchase Shares to be issued to or for the benefit of the Investor pursuant to this Agreement shall be issued by the Depositary, or the Custodian (acting on behalf of the Depositary), against receipt of such Underlying Shares, as DTC Shares in accordance with this Agreement and the Deposit Agreement. The Company represents and warrants to the Investor that no instruction other than the Irrevocable Depositary Instructions referred to in this Section 6 will be given by the Company to the Depositary (or any subsequent depositary, custodian or transfer agent for the ADSs) with respect to the Purchase Shares, and the Purchase Shares shall otherwise be freely transferable on the books and records of the Company. If the Investor effects a sale, assignment or transfer of the Purchase Shares, the Company shall permit the transfer and shall promptly instruct the Depositary to take all actions as required under the Deposit Agreement necessary to facilitate such sale, transfer or assignment. The Company shall take all actions to carry out the intent and accomplish the purposes of this Section 6, including, without limitation, delivering or causing to be delivered all such legal opinions, consents, certificates, resolutions and instructions to the Depositary as may be requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of this Section 6, and all fees and costs associated therewith shall be borne by the Company.

7. CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF PURCHASE SHARES.

The right of the Company hereunder to commence sales of the Purchase Shares on the Commencement Date is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a) The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

(b) Each of the Registration Statement and the ADS Registration Statement remains effective and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or contemplated; and

(c) The representations and warranties of the Investor shall be true and correct in all material respects as of the date hereof and as of the Commencement Date as though made at that time.

8. CONDITIONS TO THE INVESTOR’S OBLIGATION TO BUY PURCHASE SHARES.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b) The Company shall have (i) paid the Commitment Fee in full to the Investor in accordance with Section 5(e) and (ii) caused the Initial Purchase Shares to be issued directly to the Investor electronically as DTC Shares on the Commencement Date in accordance with Section 2(d);

(c) The trading of the ADSs shall not have been suspended by the SEC, the Principal Market or FINRA and the ADSs to be issued as Purchase Shares hereunder shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. Trading or quotation in any of the Company’s securities shall not have been suspended or limited by the SEC, the FSMA or by the Principal Market or Euronext, and trading in securities generally on either the Principal Market or Euronext shall not have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the SEC, the FSMA or the FINRA.

(d) The Investor shall have received the opinion and negative assurance of the Company’s U.S. legal counsel and the opinion of the Company’s Belgian legal counsel, each dated as of the Commencement Date substantially in the form heretofore agreed by the parties hereto;

(e) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, the portion of such representations and warranties so qualified shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(f) The Irrevocable Depositary Instructions shall have been delivered to and acknowledged in writing by the Company and the Depositary;

(g) The Company shall have delivered to the Investor a certificate evidencing the incorporation of the Company under Belgian law issued by the Crossroads Bank for Enterprises (Banque Carrefour des Entreprises) as of a date within ten (10) Business Days of the Commencement Date;

(h) The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit B;

(i) Each of the Registration Statement and the ADS Registration Statement remains effective and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or contemplated and the Company has complied with each request (if any) from the SEC for additional information. The Current Report and the Initial Prospectus Supplement each shall have been filed with the SEC, as required pursuant to Section 5(a) and in compliance with Registration Rights Agreement, and copies of the Prospectus shall have been delivered to the Investor in accordance with Registration Rights Agreement. The Prospectus shall be current and available for issuances and sales of all of the ADSs to be issued as Purchase Shares by the Company to the Investor hereunder (and the Underlying Shares), and for the resale of all of the Purchase Shares by the Investor. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(j) No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

(k) All foreign, federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all foreign, federal, state and local courts or governmental agencies and all foreign, federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, the Belgian Companies and Associations Code, applicable U.S. state securities or “Blue Sky” laws, or the applicable rules of the FSMA, Euronext or the Principal Market;

(l) No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;

(m) No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions; and

(n) The Deposit Agreement shall be in full force and effect.

9. INDEMNIFICATION.

In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Purchase Shares hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, shareholders, members, officers, directors, employees and direct or indirect investors and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document executed and delivered by the Company as contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document executed and delivered by the Company as contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document executed and delivered by the Company as contemplated hereby or thereby, other than, in the case of clause (c), with respect to Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee. The indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date Investor makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Indemnitee, provided that the Indemnitee shall undertake to repay any amounts paid to it hereunder if it is ultimately determined, by a final and non-appealable order of a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified against such Indemnified Liabilities by the Company pursuant to this Agreement. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

10. EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a) the effectiveness of the Registration Statement or the ADS Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order or similar order), the Registration Statement, the ADS Registration Statement or the Prospectus is unavailable for the sale by the Company to the Investor (or the resale by the Investor) of any or all of the ADSs to be issued to the Investor as Purchase Shares hereunder, including the Underlying Shares (including, without limitation, as a result of any failure of the Company to satisfy all of the requirements for the use of a registration statement on Form F-3 pursuant to the Securities Act for the offering and sale of the Purchase Shares contemplated by this Agreement), and any such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates the Registration Statement after the Investor has confirmed in writing that all of the Purchase Shares covered thereby have been resold or (ii) the Company supersedes the Registration Statement with a new Registration Statement, including (without limitation) when the Registration Statement is effectively replaced with a new Registration Statement covering the Purchase Shares (provided in the case of this clause (ii) that all of the Purchase Shares covered by the superseded (or terminated) registration statement that have not theretofore been sold to the Investor are included in the superseding (or new) registration statement);

(b) either (i) the suspension of the ADSs from trading on the Principal Market for a period of one (1) Business Day or (ii) the suspension of the Common Shares from trading on Euronext for a period of one (1) Business Day, provided, in either case, that the Company may not direct the Investor to purchase any Purchase Shares during any such suspension;

(c) either (i) the delisting of the ADSs from The Nasdaq Global Market, provided, however, that the ADSs are not immediately thereafter trading on the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board or OTC Markets (or nationally recognized successor to any of the foregoing), or (ii) the delisting of the Common Shares from Euronext;

(d) the failure for any reason by the Depositary (or the Custodian acting on behalf of the Depositary) to issue (i) (i) the Initial Purchase Shares to the Investor as DTC Shares within two (2) Business Days after the Commencement Date, or (ii) Purchase Shares (other than the Initial Purchase Shares) to the Investor as DTC Shares within two (2) Business Days after the applicable Settlement Date for each Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase, as applicable, on which the Investor is entitled to receive such Purchase Shares;

(e) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(f) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g) if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Bankruptcy Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary; or

(i) if, at any time, the Company is not eligible to transfer its ADSs, including ADSs to be issued as Purchase Shares hereunder, electronically as DTC Shares.

In addition to any other rights and remedies under applicable law and this Agreement, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default has occurred and is continuing, the Company shall not deliver to the Investor any Regular Purchase Notice, Accelerated Purchase Notice or Additional Accelerated Purchase Notice.

11. TERMINATION

This Agreement may be terminated only as follows:

(a) If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Bankruptcy Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b) In the event that the Commencement shall not have occurred on or before January 31, 2021, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, either the Company or the Investor shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(c) or Section 8(e), as applicable, could not then be satisfied.

(c) At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Investor.

(d) This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(e) If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 11(a) (in respect of an Event of Default under Sections 10(f), 10(g) and 10(h)), 11(d) and 11(e), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties of the Company and the Investor contained in Sections 3 and 4 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 5, 6, 10, 11 and 12 shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to pending Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases (including, without limitation, with respect to any funds then on deposit in the Blocked Account pursuant to Section 2 hereof or any other actions taken in connection with such pending purchase), and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination in accordance with its terms, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Judgement Currency; Taxes. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than U.S. dollars, the Company will indemnify the Investor against any loss incurred by the Investor as a result of any variation as between (a) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which the Investor is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Investor. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into U.S. dollars. All payments made by the Company under this Agreement shall be made free and clear of any withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (including any amounts that result from the payment of fees, compensation or reimbursement of costs contemplated by this Agreement) imposed or levied by or on behalf of Belgium or by any department, agency or other political subdivision or any taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Belgian Taxes”), unless such deduction or withholding is required by law. If any Belgian Taxes are required by law to be deducted or withheld by the Company in connection with such payment or repurchase, the Company will increase the amount to be paid to the Investor so that the full amount of such payment is received by the Investor, provided that the Company will not be required to pay any such additional amounts to the extent that the obligation to withhold or deduct any amounts arises as a result of any present or former connection between the Investor and the relevant jurisdiction other than any such connection arising solely as a result of the transaction described in this Agreement.

(c) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f) Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

(g) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Celyad Oncology S.A.
Rue Edouard Belin 2
1435 Mont-Saint-Guibert
Belgium
Telephone:	+32 10 394 100
Facsimile:	0032-10-39-41-41
E-mail:	fpetti@celyad.com
Attention:	Filippo Petti
Chief Executive Officer

With a copy to (which shall not constitute notice or service of process):

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Telephone:	(617) 570-1000
Facsimile:	(617) 523-1231
E-mail:	mbison@goodwinlaw.com
eoconnor@goodwinlaw.com
Attention:	Michael H. Bison, Esq.
Edwin O’Connor, Esq.

If to the Investor:

Lincoln Park Capital Fund, LLC 440 North Wells, Suite 410
Chicago, IL 60654
Telephone:	(312) 822-9300
Facsimile:	(312) 822-9301
E-mail:	jscheinfeld@lpcfunds.com/jcope@lpcfunds.com
Attention:	Josh Scheinfeld/Jonathan Cope

With a copy to (which shall not constitute notice or service of process):

Dorsey & Whitney LLP
51 West 52nd Street
New York, NY 10019
Telephone:	(212) 415-9214
Facsimile:	(212) 953-7201
E-mail:	marsico.anthony@dorsey.com
Attention:	Anthony J. Marsico, Esq.

If to the Depositary:

Citibank, N.A.
388 Greenwich Street
New York, NY 10013
Telephone:	(212) 816-6853
Email:	brian.m.teitelbaum@citi.com
Attention:	Brian Teitelbaum

If to the Custodian:

Citibank Europe PLC
1 North Wall Quay
Dublin 1 Ireland
Telephone:	+353-1-6220777
Email:	dccdubADR@citi.com or
Stephanie.marion.flynn@citi.com
Attention:	Stephanie Marion Flynn

or at such other address and/or facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission, if applicable, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and any permitted successors and assigns of the Company. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and any permitted successors and assigns of the Company and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j) Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof; provided, however, that this provision shall not apply to any portion of any Form 20-F or Form 6-K that does not relate to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated hereby. The Investor must be provided with a final version of any portion of such press release, SEC filing or other public disclosure relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated hereby at least 24 hours prior to any release, filing or use by the Company thereof. The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a Material Adverse Effect.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(o) Enforcement Costs. If: (i) this Agreement is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including reasonable attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder. If this Agreement is placed by the Company in the hands of an attorney for enforcement or is enforced by the Company through any legal proceeding, then the Investor shall pay to the Company, as incurred by the Company, all reasonable costs and expenses including reasonable attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.

(p) Amendment; Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

** Signature Page Follows **

IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

CELYAD ONCOLOGY S.A.

By:	/s/ Filippo Petti
Name:	Filippo Petti
Title:	Chief Executive Officer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By:	/s/ Josh Scheinfeld
Name:	Josh Scheinfeld
Title:	President

EXHIBITS

Exhibit A	Form of Officer’s Certificate

Exhibit B	Form of Secretary’s Certificate

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(d) of that certain Purchase Agreement dated as of January 6, 2021, (the “Purchase Agreement”), by and between CELYAD ONCOLOGY S.A., a public limited liability company (“naamloze vennootschap”) organized and existing under the laws of the Kingdom of Belgium, having its registered office at rue Edouard Belin 2, 1435 Mont-Saint-Guibert, Belgium and registered with the Register of Legal Entities (LER Nivelles) under the enterprise number 0891.118.115 (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, Filippo Petti, Chief Executive Officer of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1. I am the Chief Executive Officer of the Company and make the statements contained in this Certificate;

2. The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct as of such date);

3. The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

4. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ___________.

Name: Filippo Petti
Title: Chief Executive Officer

The undersigned as Secretary of CELYAD ONCOLOGY S.A., a public limited liability company (“naamloze vennootschap”) organized and existing under the laws of the Kingdom of Belgium, hereby certifies that Filippo Petti is the duly elected, appointed, qualified and acting Chief Executive Officer of Celyad Oncology S.A. and that the signature appearing above is his genuine signature.

Secretary

EXHIBIT B

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 8(h) of that certain Purchase Agreement dated as of dated as of January 6, 2021, (the “Purchase Agreement”), by and between CELYAD ONCOLOGY S.A., a public limited liability company (“naamloze vennootschap”) organized and existing under the laws of the Kingdom of Belgium, having its registered office at rue Edouard Belin 2, 1435 Mont-Saint-Guibert, Belgium and registered with the Register of Legal Entities (LER Nivelles) under the enterprise number 0891.118.115 (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, Philippe Dechamps, Secretary of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1. I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.

2. Attached hereto as Exhibit A is a true, correct and complete copy of the Company’s Articles of Association as amended through the date hereof (“Articles”), and no action has been taken by the Company, its directors, officers or shareholders in contemplation of the filing of any further amendment relating to or affecting the Articles.

3. Attached hereto as Exhibit B is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company on _____________, at which a quorum was present and acting throughout. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the shareholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement and the Registration Rights Agreement, or the issuance, offering and sale of the Purchase Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4. As of the date hereof, the issued capital stock of the Company is as set forth on Exhibit C hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ____________.

Secretary

The undersigned as Chief Executive Officer of CELYAD ONCOLOGY S.A., a public limited liability company (“naamloze vennootschap”) organized and existing under the laws of the Kingdom of Belgium, hereby certifies that Philippe Dechamps is the duly elected, appointed, qualified and acting Secretary of CELYAD ONCOLOGY S.A., and that the signature appearing above is his genuine signature.

Chief Executive Officer